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                                                                     Exhibit 5.0

                                   23 May 2001


Starnet Communications International Inc.
The CIBC Banking Centre
Old Parham Road
P O Box 3265
St John's
Antigua
West Indies

World Gaming Plc
Devonshire House
60 Goswell Road
London
EC1M 7AD

Dear Sirs:

         We act as special legal counsel in England and Wales to World Gaming Plc (the "Company") in connection with its formation and the merger of WG Reorganization Sub, Inc., an indirect, wholly-owned Delaware subsidiary of the Company, with and into Starnet Communications International Inc. ("Starnet") as set forth in the Agreement and Plan of Reorganization, dated 17 May 2001, by and among the Company, Starnet and the other parties named therein ("Reorganization Agreement") and as more fully described in the Registration Statement (as defined below).

         For the purposes of giving this opinion, we have examined the registration statement on Form F-4 filed with the US Securities and Exchange Commission on 19 October 2000 (the "Registration Statement", which term does not include any exhibits thereto or any documents incorporated therein by reference), and the further registration statement on Form F-4 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to be filed on or about 23 May 2001 (the "Further Registration Statement"), in respect of up to 500 million ordinary shares of the Company par value L0.002 each (the "Shares"), to be issued pursuant to the Reorganization Agreement. We have also made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

         We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies of documents (whether or not certified), (b) the accurateness and completeness of all factual representations made in the Registration Statement and/or the Further Registration Statement and other documents reviewed by us, and (c) that there is no provision of the law of any jurisdiction, other than England and Wales, which would have any implication in relation to the opinions expressed herein.

For the purposes of this opinion we have reviewed photocopies/certified copies or originals of the following documents:

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         1.       Memorandum and Articles of Association of the Company (as
                  amended pursuant to the Board Minutes of 17 May 2001).
         2. Board Minutes of the Company dated 19 October 2000 and 16 May 2001 and 17 May 2001
         3. Minutes of Extraordinary General Meetings of Shareholders of the Company dated 19 October 2000 and 17 May 2001.
         4.       Reorganization Agreement
         5. Such other corporate records and documents of the Company as we have deemed necessary or appropriate for the purpose of this opinion.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than England and Wales. This opinion is governed by and construed in accordance with the laws of England and Wales and is limited to and is given on the basis of the current law in practice in England and Wales.

         We have carried out a search of the microfiche file against the Company on 21 May 2001 at the Companies Registration Office in England and Wales and we have conducted a search of the Registry of Winding up Petitions maintained at the High Courts of Justice, Companies Court in London at 2.30 pm on 21 May 2001.

         On the basis of, and subject to, the foregoing, we are of the opinion that, upon consummation of the Reorganization and Merger and when the Shares are issued and delivered as set forth in the Reorganization Agreement the Shares will be duly authorised, validly issued, fully paid and non-assessable (the term non-assessable when used herein means only that the holders of Shares cannot be assessed for or required to make additional capital contributions by virtue of their ownership of the Shares). We are not rendering any opinion on the effectiveness, validity or enforceability of the Reorganization Agreement under the laws of England and Wales.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the Further Registration Statement and the reference to our firm under the section "Legal Matters". In giving this consent, we do not admit that we are within the category of persons whose consent is required within Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

         It is a condition of our rendering this opinion that no action or proceedings in connection with this opinion shall be instituted, brought or enforced in any Court or Tribunal except the High Court of Justice in England.

                                                     Yours faithfully

                                                     /s/ Altheimer & Gray

                                                     Altheimer & Gray